Exhibit 99

FOR IMMEDIATE RELEASE

Marine Products Corporation Announces Share Repurchases in the Third Quarter of 2006

ATLANTA, October 6, 2006 -- Marine Products Corporation (NYSE: MPX) announced today that during the third quarter of 2006 it purchased 91,116 shares under its share repurchase program.

Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation’s investor Web site can be found on the Internet at http://www.marineproductscorp.com.

For information about Marine Products Corporation please contact:

Ben Palmer
Chief Financial Officer
404.321.7910
irdept@marineproductscorp.com

Jim Landers
Corporate Finance
404.321.2162
jlanders@marineproductscorp.com